ASSIGNMENT

THIS ASSIGNMENT (this "Assignment") effective as of January 12, 2010 (the "Effective Date") is between TGR Energy, LLC ("Assignor") and TOT Energy, Inc. ("Assignee").

WHEREAS, Assignor and Dune Capital Group entered into that certain Stock Purchase Agreement dated November 23, 2009 (the "Purchase Agreement") wherein Dune Capital purchased 3,000,000 shares of TOT Energy stock (the "Purchased Stock") for the purchase price of $300,000 (the "Purchase Price").

WHEREAS, Assignor desires to assign its rights under the Stock Purchase Agreement and transfer the Purchase Price to Assignee in exchange for Assignee transferring the Purchased Stock to Dune Capital.

NOW, THEREFORE, as consideration for the premises and covenants contained herein, Assignor and Assignee agree as follows:

1. Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title and interest in and to the Purchase Agreement, including its obligation to pay to Assignee the Purchase Price, and Assignee acknowledges and approves of such assignment and affirms it obligations pursuant to the Purchase Agreement, including the obligation to issue the Purchased Stock.

2. This Assignment will be construed in accordance with, and be governed by, the laws of the State of Florida.

3. This Assignment may be executed in counterparts, each of which will be deemed to be an original but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Assignment by facsimile transmission shall be effective delivery of a manually executed counterpart of this Assignment.

(Signature page to follow)

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR

TGR ENERGY, LLC

By: ____________________
Name:
Title:

ASSIGNEE

TOT ENERGY, INC.

By: ____________________
Name: Jonathan New
Title: CFO